Exhibit 99.1

Trilogy Metals Announces Date of the Annual Shareholders Meeting

VANCOUVER, BC, March 29, 2022 /CNW/ - Trilogy Metals Inc. (TSX: TMQ) (NYSE American: TMQ) ("Trilogy Metals" or "the Company") will hold the Company's 2022 Annual General Meeting of the Shareholders ("AGM") on Friday, May 13, 2022 at 10:00 am Pacific Time at the office of the Company, Suite 1150, 609 Granville Street, Vancouver, British Columbia.

All current directors will stand for re-election at the AGM. Other items of business include the approval of amendments to, and unallocated entitlements under, the Company's Restricted Share Unit Plan ("RSU Plan") and Deferred Share Unit Plan ("DSU Plan"). The Company is asking shareholders to approve a change to the RSU Plan to remove the option for the Company to cash settle RSUs granted to Canadian resident directors due to potential Canadian tax restrictions. The Company is asking shareholders to approve a change to the DSU Plan to allow directors to elect to receive up to 100% of their annual compensation in DSUs. Both these amendments will provide the Company flexibility to pay our directors fees in the form of stock in an effort to preserve cash and build share ownership.  All of our directors have indicated a willingness to receive their entire 2022 compensation in equity. The Company is also looking at other opportunities to reduce its cash spend for the year and will provide a further update when we release our quarterly financial results in April.

Shareholders as of the record date of March 16, 2022 ("Record Date") will be eligible to vote at the AGM. The Company's 2022 Management Information Circular, which contains information about all director nominees and the amendments to the RSU and DSU Plans was filed today and is now available to the public.  As always, we encourage you to vote your shares prior to the AGM.

No presentations or updates on the Company's activities will be provided at the AGM.  The Company's most recent investor presentation can be found on our website at www.trilogymetals.com.  Any investor who would like further information on the items of business at the AGM or the Company's activities is welcome to contact us directly.

Proxy Statement Filed with Regulators

Additional information about the AGM can be found in the Company's 2022 proxy statement, which has been filed the U.S. Securities and Exchange Commission ("SEC") and the Canadian securities regulatory authorities. The Management Information Circular is available on the Company's website at https://trilogymetals.com/investors/proxy-circular and on the Company's profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov; and has been mailed to all shareholders as of the Record Date.

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company's shareholders in connection with the Company's 2022 AGM. The Company has filed its definitive proxy statement with the SEC in connection with any such solicitation of proxies from the Company's shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION.

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration and development company which holds a 50 percent interest in Ambler Metals LLC ("Ambler Metals") which has a 100 percent interest in the Upper Kobuk Mineral Projects ("UKMP") in northwestern Alaska. On December 19, 2019, South32 Limited, which is a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy to form Ambler Metals. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within land package that spans approximately 172,636 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, perceived merit of properties, the date and time of the AGM, the willingness of the Company's director to receive their compensation in equity, the Company's plans to look for opportunities to reduce its cash spend for the year and the Company's plans to provide further updates and the timing thereof are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving our assumptions with respect to the impact of the novel coronavirus (COVID-19) and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2021 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/March2022/29/c2928.html

%CIK: 0001543418

For further information: Company Contacts: Patrick Donnelly, Vice President Corporate Communications & Development, 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 29-MAR-22